Exhibit 10.7

Stockholders Agreement dated as of December 24, 2003 (this “Agreement”), among (i) Atlantic Express Transportation Group Inc., a New York corporation (the “Company”) and (ii) all Persons receiving shares of the Common Stock (as hereinafter defined) of the Company pursuant to the Plan (as hereinafter defined), including without limitation the parties identified on the signature pages hereof and any parties identified on the signature pages of any joinder agreements executed and delivered pursuant to Section 8.2 of this Agreement (each an “Investor”, and together, the “Investors”).

Witnesseth:

Whereas, the First Amended Joint Plan of Reorganization of the Company and its debtor subsidiaries, dated July 21, 2003, filed in those certain Chapter 11 cases identified as Case No. 02-42560 (PCB) and confirmed on September 5, 2003  by order of the United States Bankruptcy Court for the Southern District of New York (the “Plan”) provides that the Company will enter into a stockholders agreement with the Investors relating, among other things, to the rights of Investors in respect of the Common Stock (as defined below).

Whereas, as of the date hereof, the Investors are the holders of 100% of the Common Stock pursuant to the Plan.

In consideration of the foregoing and of their mutual covenants set forth in this Agreement, the parties hereby agree as follows:

Article I
Definitions

1.1.                              Definitions. The following terms, as used herein, have the following meanings:

“Advice” shall have the meaning as specified in Section 6.3.

“Agreement” shall have the meaning as specified in the Preamble.

“Affiliate” means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person; provided that the Company and its subsidiaries shall not, solely as a result of such Person owning Common Stock of the Company or designating a director on the Board of Directors, be deemed Affiliates of such Person for the purposes of this Agreement.

“Approved Sale” shall have the meaning specified in Section 5.3(a).

“Board of Directors” means the Board of Directors of the Company.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended and in effect from time to time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Common Stock Equivalents” shall have the meaning specified in Section 5.1(a).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, partnership interests or by contract, assignment or otherwise. The terms “Controls”, “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

“Corporate Transaction” shall have the meaning specified in Section 5.3(a).

“Demand Registration” shall have the meaning as set forth in Section 6.2(a).

“Electing Holder” shall have the meaning as specified in Section 5.2(a).

“GSC” means GSCP II Holdings (AE), LLC, GSC Recovery II, L.P. and GSC Partners CDO Fund, Limited and their respective Affiliates.

“GSC Designated Directors” shall have the meaning as specified in Section 4.1(a)(i).

“GSC Minimum Common Stock Ownership” shall have the meaning as specified in Section 4.1(a)(i).

“HSR Act” shall have the meaning specified in Section 5.1(c).

“Initial Public Offering” means the first to occur of: (i) a sale of Common Stock for the account of the Company in a firmly underwritten public offering registered under the Securities Act of 1933, as amended (excluding registration statements filed on Form S-8, or any similar successor form or another form used for a purpose similar to the intended use for such forms), and underwritten by a nationally recognized investment bank approved by vote of a majority of the Board of Directors and (ii) the listing of the Common Stock on a national securities exchange or authorization for quotation on the Nasdaq National Market System or any successor thereto.

“Investors” shall have the meaning as specified in the Preamble.

“Losses” shall have the meaning as specified in Section 6.8.

“NASD” shall have the meaning as specified in Section 6.3(g).

“1933 Act” means the Securities Act of 1933, as amended and in effect from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Notice of Offer” means any bona fide written offer from a Proposed Section 5.2(a) Purchaser to purchase or otherwise acquire for value issued and outstanding shares of Common Stock from an Investor, which offer shall identify the proposed transferee or transferees, the Common Stock covered thereby, all terms and conditions of the offer and, in the case of an offer pursuant to which the consideration consists in whole or in part of consideration other than cash, a description of the non-cash component of such consideration.

“Original 10% Holder” shall have the meaning as specified in Section 5.2(a).

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Obligations” shall have the meaning as specified in Section 5.3(b).

“Piggyback Registration” shall have the meaning as specified in Section 6.1(a).

“Regulatory Compliance” shall have the meaning as specified in Section 5.1(c).

“Proposed Section 5.1(a) Purchaser” shall have the meaning as specified in Section 5.1(a).

“Proposed Section 5.2(a) Purchaser” shall have the meaning as specified in Section 5.2(a).

“Pro Rata Portion” means, with respect to one or more Investors, the ratio of (a) the number of shares of Common Stock then owned by each such Investor to (b) the total number of shares of Common Stock outstanding.

“Qualified IPO” means a bona fide public offering of Common Stock pursuant to an effective registration statement filed under the 1933 Act which results in proceeds to the Company of at least $50,000,000 and which results in the listing or quotation of the Common Stock on a national securities exchange or automated quotation system.

“Registrable Securities” means any shares of Common Stock held by an Investor and any other securities issued or issuable with respect to the Common Stock by way of a stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event.

“Registration and Registrations” shall have the meanings as specified in Section 6.3.

“Sale of Stock” shall have the meaning specified in Section 5.3(a).

“SEC” means the United States Securities and Exchange Commission.

“Selling 10% Holder” shall have the meaning as specified in Section 5.2(a).

“Senior Credit Facility” shall mean the Credit Agreement, dated December    , entered into among the Company, Atlantic Express Transportation Corp., Congress Financial Corporation and the other parties thereto, as amended and in effect from time to time, including without limitation any refinancing or replacement thereof.

“Standby Commitment” shall have the meaning as specified in Section 4.3(c).

“Tag Along Right” shall have the meaning as specified in Section 5.2(a).

“Transfer” means any assignment, transfer, sale, conveyance, pledge, hypothecation or other disposition.

Article II
Representations and Warranties

Each of the parties hereby severally represents and warrants to each of the other parties as follows:

2.1.                              Authority; Enforceability. Such party has the legal capacity or corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party (in the case of the parties that are not natural persons) is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action. No other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

2.2.                              No Breach. Neither the execution of this agreement nor the performance by such party of its obligations hereunder nor the consummation of the transactions contemplated hereby does or will:

(a)                                  in the case of parties that are not natural persons, conflict with or violate its certificate of incorporation, bylaws or other organizational documents;

(b)                                 violate, conflict with or result in the breach or termination of, or otherwise give any other person the right to accelerate, renegotiate or terminate or receive any payment or constitute a default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default) under the terms of, any material contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected; or

(c)                                  constitute a violation by such party of any laws, rules or regulations of any governmental, administrative or regulatory authority or any judgments, orders, rulings or awards of any court, arbitrator or other judicial authority or any governmental, administrative or regulatory authority.

2.3.                              Consents. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those which have been made or obtained, in connection with (i) the execution or enforceability of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.

Article III
Share Transfers

3.1.          Transfers by Investors. No Investor shall Transfer to any Person who is not a party to this Agreement any Common Stock now or hereafter owned by such Investor unless the transferee of any such Investor shall join in this Agreement by executing a joinder agreement substantially in the form attached hereto as Exhibit A. The foregoing restriction on Transfer shall not apply to (i) a Transfer of Common Stock in acccordance with Section 5.3; (ii) a Transfer of Common Stock by an Investor pursuant to an effective registration statement under the 1933 Act; or (iii) a Transfer of all or any of such Common Stock in a bona fide pledge of such Common Stock to a financial institution to secure borrowings as permitted by applicable law; provided that such Transfer shall not result in a violation of the provisions of Article II, that the Investor shall be able to fulfill its obligations under the provisions of this Agreement and the Certificate of Incorporation, and that contemporaneously with such pledge such financial institution agrees that upon any foreclosure on such pledge it and any transferee shall be bound by the obligations of the Investor under this Agreement and the Certificate of Incorporation.

3.2.                              Transfers to Comply with Laws. Notwithstanding any contrary provision herein, no Investor may Transfer or offer to Transfer any shares of Common Stock (or solicit any offers to Transfer any shares of Common Stock), except in compliance with the 1933 Act and rules and regulations promulgated thereunder and in compliance with any applicable state securities laws and rules and regulations promulgated thereunder.

3.3.                              Improper Transfer. Any attempt to Transfer any shares of Common Stock not in accordance with this Agreement shall be null and void and the Company will not give nor permit the Company’s transfer agent to give any effect to such attempted Transfer in its stock records

3.4.                              Restrictive Legend. Each certificate evidencing shares of Common Stock shall contain in substance the following restrictive legend in addition to any other legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (B) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO ATLANTIC EXPRESS TRANSPORTATION GROUP INC. (THE “COMPANY”), REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

THIS SECURITY IS ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER    , 2003, AS AMENDED FROM TIME TO TIME TO WHICH THE COMPANY IS A PARTY AND WHICH IS BINDING ON ALL SHAREHOLDERS, WHICH CONTAINS RESTRICTIONS ON TRANSFER HEREOF AND A PROVISION THAT MAY REQUIRE THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO SELL SUCH SECURITIES UNDER CERTAIN CIRCUMSTANCES, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE COMPANY AND MAY BE OBTAINED UPON REQUEST.

Article IV
Voting and Election of Directors

4.1.                              Board of Directors. Each of the Investors severally agrees that in exercising its voting rights on the election of directors, whether or not at an annual or special meeting of the Company and whether or not at an adjourned meeting, such Investor shall vote its shares of the voting Common Stock for, and each of the Investor and the Company agrees that it will take all other necessary actions within its control to cause the nomination and the election of, the individuals to the Board of Directors as follows:

(a)                                  The Board of Directors shall consist of at least three (3) directors so long as GSC and its Affiliates are the record holders of at least 35% of the Common Stock issued under the Plan (subject to adjustment from time to time for stock splits, stock dividends, stock combinations, reclassifications and similar transactions and adjustments in the event of further stock issuances), with:

(i)                                     a majority of the Board of Directors designated by GSC so long as GSC and its Affiliates are the record holders of at least 35% of the Common Stock issued under the Plan (subject to adjustment from time to time for stock splits, stock dividends, stock combinations, reclassifications and similar transactions and adjustments in the event of further stock issuances) (the “GSC Minimum Common Stock Ownership”), and at least one director so long as GSC and its Affiliates are the record holders of at least 10% of the Common Stock issued under the Plan (subject to adjustment from time to time for stock splits, stock dividends, stock combinations, reclassifications and similar transactions and adjustments in the event of further stock issuances); such directors being herein referred to as the “GSC Designated Directors”); and GSC shall have the right to remove and replace any GSC Designated Director at any time and a vacancy in a seat belonging to a GSC Designated Director, whether by resignation or otherwise, shall be filled by GSC so long as GSC and its Affiliates are the record holders of the number of shares necessary to designate such director as set forth in this Section 4.1(a)(i); and

(ii)                                  the Chief Executive Officer of the Company.

It is understood that the foregoing shall not limit the rights of GSC and its Affiliates to vote their shares of the Common Stock as they shall elect for any members of the Board of Directors other than the GSC Designated Directors and the Chief Executive Officer of the Company.

4.2.                              Directors’ and Officers’ Insurance. The Company shall use its reasonable best efforts to obtain and maintain directors’ and officers’ insurance on such terms and in such amounts as are customary for companies of its type.

4.3.                              Minority Stockholder Protections. The Company will not, without approval of the holders of a majority of Common Stock that is not owned by GSC or its Affiliates:

(a)                                  redeem or repurchase any shares of Common Stock unless each holder of Common Stock may participate on a pro rata basis;

(b)                                 pay a dividend or distribution on the Common Stock unless such dividend or distribution is paid to all holders of Common Stock on a pro rata basis;

(c)                                  engage (or permit any subsidiary to engage) in any transactions with a director, an officer or an Affiliate including financing transactions unless (a) such transaction is approved by a majority of the members of the Board of Directors who have no financial interest in such transaction and are not Affiliates of any person who has a financial interest in such transaction, and (b) such transaction is fair to the Company or its subsidiaries, as the case may be, from a financial point of view or on terms no less favorable to the Company or its subsidiaries than those that could be obtained at the time of such transaction in arm’s-length dealings with a party who is not an Affiliate (which fairness or favorable terms may be conclusively established by the Company with an opinion of a nationally recognized investment banking firm); provided, however, the above restrictions shall not apply to (a) transactions between the Company and its subsidiaries, (b) employment arrangements approved by the Board of Directors with individuals who are operating officers or employees of the Company or its subsidiaries, (c) transactions in which all holders of Common Stock participate on a pro rata basis, (d) payment of reasonable fees and expense reimbursement to the members of the Board of Directors on an equal basis, (e) transactions and arrangements approved pursuant to the Plan, (f) transactions contemplated by the express terms of this Agreement, including without limitation the payment of fees pursuant to Section 5.5 hereof, and (g) the issuance by the Company or its subsidiaries of securities in which GSC and its Affiliates do not purchase more than (I) where the preemptive rights set forth in Section 5.1 do not apply, any amount of securities as GSC or its Affiliates may agree to purchase under any “standby” commitment entered into by the Company or its subsidiary with GSC or its

Affiliates where such standby commitment has been offered pro rata to all holders of more than 10% of the Common Stock (a “Standby Commitment”), or (II) where the preemptive rights set forth in Section 5.1 do apply, the amount of such securities which GSC and its Affiliates are entitled to purchase by reason of such preemptive rights plus any amount of such additional securities as GSC or its Affiliates may agree to purchase under any Standby Commitment; or

(d)                                 any amendments or modifications to the Certificate of Incorporation or bylaws of the Company which modify or expressly limit in any material respect, or conflicts in any material respect with, the terms of this Agreement.

Article V
Rights of Certain Investors

5.1.                              Preemptive Rights.

(a)                                  Except as provided in Section 5.1(b), if the Company at any time or from time to time proposes to issue any shares of Common Stock or any other securities convertible into, exercisable for, or otherwise entitling the holder thereof to acquire, Common Stock by exchange or the exercise of options, warrants or rights (“Common Stock Equivalents”) at a price that is less than fair market value (as determined in good faith by the Board of Directors), the Company shall give written notice thereof to each Investor. Such notice shall contain the amount of Common Stock Equivalents to be issued, the identity of the Person to whom the Common Stock Equivalents are proposed to be issued (the “Proposed Section 5.1(a) Purchaser”) if then known by the Company and any other pertinent terms of the proposed issuance (including the terms of such Common Stock Equivalents) and shall also contain an irrevocable offer to each Investor to purchase, at the purchase price at which the Company initially proposes to issue such Common Stock Equivalents, its Pro Rata Portion of such Common Stock Equivalents. At any time within thirty (30) days after receipt of the notice provided for in the previous sentence, an Investor may accept the offer made to it in such notice on substantially the same terms (and consisting of the same combination of Common Stock Equivalents, if the offer of Common Stock Equivalents consists of more than one type of security and the terms of the offer of Common Stock Equivalents require that Investors purchase such Common Stock Equivalents in a prorated strip), by furnishing notice thereof to the Company. If an Investor shall fail to respond to the Company within thirty (30) days of receipt of the Company’s notice to Investors of the proposed issuance described above, such failure shall be regarded as a rejection of such Investor’s right to exercise such Investor’s preemptive rights provided in this Article V.

(b)                                 Section 5.1(a) shall not apply to (i) the grant of employee stock options or other convertible securities to purchase Common Stock pursuant to an employee stock option plan, stock purchase plan, or similar benefit program or agreement, where the primary purpose is not to raise additional equity capital for the Company; (ii) the issuance of any Common Stock Equivalents in order to effect any joint venture arrangement, merger, consolidation or other acquisition of any Person, business, division or assets, which joint venture, merger, consolidation or other acquisition has been approved by the Board of Directors, and (iii) the issuance of any Common Stock or convertible securities to a landlord of, or any insurance surety or insurance provider for, or equipment lessor or lender to, the Company, which issuance has been approved by the Board of Directors and provided that such landlord, surety, insurer, lessor or lender is not GSC or an Affiliate of GSC.

(c)                                  The closing of the purchase of Common Stock Equivalents accepted for purchase pursuant to Section 5.1(a) shall take place simultaneously with the closing of the sale of the Common Stock Equivalents to the Proposed Section 5.1(a) Purchaser, or, if there is no Proposed Section 5.1(a) Purchaser, at such time and place upon which the Investors (based on a majority of the Common Stock Equivalents that such Investors have agreed to purchase) who have accepted for purchase Common Stock Equivalents as provided in this Article V may agree; provided, however, that such closing shall be subject to a reasonable extension as to an Investor if the purchase by the Investor is subject to compliance with any applicable law related to the issuance of the Common Stock Equivalents to such Investor (“Regulatory Compliance”), including any necessary filings or notices and the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or any similar applicable state antitrust or applicable state securities laws, provided that (i) such Regulatory Compliance does not unreasonably delay the issuance the Common Stock Equivalents and the attainment by the Company of the benefits of such financing and (ii) such Investor uses reasonably commercial efforts to effect such Regulatory Compliance as soon as possible.

(d)                                 In the event an Investor fails to exercise the preemptive right provided in this Section 5.1 within the thirty (30) day period described above, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of Common Stock Equivalents covered thereby shall be closed, if at all, within (60) days from the date of said agreement) to sell the Common Stock Equivalents not elected to be purchased by such Investor or the other Investors pursuant to Section 5.1(a), at or above the price and upon the terms no more favorable to the Proposed Section 5.1(a) Purchaser than specified in the Company’s notice. In the event the Company has not sold the Common Stock Equivalents or entered into an agreement to sell the Common Stock Equivalents within such ninety (90) day period (or has not sold and issued the Common Stock Equivalents in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any Common Stock Equivalents without first offering such Common Stock Equivalents to the Investors in the manner provided above.

(e)                                  If the Investor’s acquisition of Common Stock Equivalents upon exercise of its rights under this Article V would be subject to Regulatory Compliance, the Company and such Investor each will take such actions as may be reasonable required promptly to comply with such Regulatory Compliance. The Company and such Investor each will pay their respective costs that each incurs in complying with the obligations set forth in this Sextion 5.1(e); provided, however, that the HSR filing fee and any other Regulatory Compliance governmental fees (other than governmental fees which are not applicable to all Investors generally) shall be paid by the Company. It shall be a condition precedent to the acquisition of Common Stock Equalivents by any Investor that either (i) no filing under the HSR Act by such Investor is required in connection with such acquisition or (ii) any applicable waiting period under the HSR Act has expired or been terminated. If the applicable waiting period under the HSR Act has not expired or been terminated by the time of the closing of the sale of Common Stock Equivalents to a Proposed Section 5.1(a) Purchaser, or if there is no Proposed Section 5.2(a) Purchaser, within ninety (90) days after the filing of the HSR Report, or if such Investor and the Company agree to withdraw the HSR Report, or if such Investor chooses not to file an HSR Report, then the Company will use its reasonable best efforts to afford to such Investor the benefits intended to be provided by this Article V by granting to such Investor the right to acquire, on the same terms as the Common Stock Equivalents originally to be acquired, other securities of the Company having substantially the same rights, privileges and preferences as the Common Stock Equivalents originally to be acquired, except that such other securities will not possess voting rights and will be convertible into the Common Stock Equivalents that such Investor was to acquire originally pursuant to this Article IV.

5.2. Tag-Along Right.

(a)                                  Subject to Sections 5.2(b) and 5.2(c), if an Investor holding more than 10% of the outstanding Common Stock which Common Stock was received by such Investor pursuant to the Plan (each an “Original 10% Holder”) (including without limitation GSC and its Affiliates at such time as GSC and its Affiliates have ceased to have the GSC Minimum Common Stock Ownership but own in excess of 10% of the outstanding Common Stock) shall receive and determine to accept a Notice of Offer from a Person (a “Proposed Section 5.2(a) Purchaser”) to purchase or otherwise acquire in a transaction or series of related transactions any of its Common Stock (in such case the Original 10% Holder shall be referred to as the “Selling 10% Holder”), each other Original 10% Holder shall have the right to participate in such transaction in the manner set forth in this Section 5.2. The Selling 10% Holder shall, promptly after its receipt of a Notice of Offer, send a copy thereof to the Company and the other Original 10% Holders. Each such other Original 10% Holder shall have the right (the “Tag-Along Right”) to cause the Selling 10% Holder to condition its sale to the Proposed Section 5.2(a) Purchaser of any Common Stock owned by the Selling 10% Holder on the simultaneous purchase by the Proposed Section 5.2(a) Purchaser of such amount of Common Stock owned by such Original 10% Holder that such Original 10% Holder (the “Electing Holder”) may designate by written notice delivered to the Selling 10% Holder within twenty (20) days following the date on which the Notice of Offer is sent to such Electing Holder; provided, however, that no Electing Holder may so designate for purchase an amount of Common Stock greater than that number of shares of Common Stock that is the subject of the Notice of Offer owned by such Electing Holder multipied by its Pro Rata Portion. In the event that the Proposed Section 5.2(a) Purchaser does not wish to purchase more than the number of shares listed in the Notice of Offer, the number of shares of Common Stock to be sold by the Selling 10% Holder shall be reduced to accommodate the participation of the Electing Holders. The purchase price for each share of the Common Stock sold by each Electing Holder pursuant to this Section 5.2 and the terms of such purchase shall be the same as are set forth in the Notice of Offer or, in the case of the terms of such purchase other than price, as otherwise agreed by the Selling 10% Holder with the Section 5.2(a) Purchaser in any definitive purchase and sale agreement; however, an Electing Holder shall have the right to withdraw from participation in the sale if the material terms of the definitive purchase and sale agreement differ in any material respect with the material terms set forth in the Notice of Offer. No seller shall receive, in connection with sales pursuant to this Section, any material consideration (including without limitation, any investment banking or financial advisory fees)

which is not shared with each other seller in proporation to the number of shares sold by each. As soon as practicable after such sale, all sale proceeds relating to the Common Stock of each Electing Holder shall be remitted to such Electing Holder. In the event any potential Electing Holder fails to exercise its Tag-Along Right within the aforementioned twenty (20) day period, the Selling 10% Holder shall have the period commencing upon the expiration of such twenty (20) day period up to and including the 120th day after such expiration in which to sell the Common Stock to be sold pursuant to such Notice of Offer, without any obligation to condition the sale thereof on the purchase by the Proposed Section 5.2(a) Purchaser of any Common Stock owned by such potential Electing Holder, at a price not higher than that contained in the Notice of Offer and on terms no more favorable to the Selling 10% Holder than that contained in the Notice of Offer. If, at the end of such period the sale has not been completed, this Section 5.2 shall again apply to sales of Common Stock by any Original 10% Holder, including the Selling 10% Holder.

(b)                                 The provisions of Section 5.2(a) shall apply in the case of Transfers by GSC and its Affiliates only (i) to the extent that the transfer of shares of Common Stock result in GSC and its Affiliates owning or controlling less than 50% of the Common Stock (subject to adjustment from time to time for stock splits, stock dividends, stock combinations, reclassifications and similar transactions and adjustments in the event of further stock issuances) or (ii) if, immediately prior to such transfer by GSC and its Affiliates, GSC and its Affiliates own or control less than 50% of the Common Stock (subject to adjustment from time to time for stock splits, stock dividends, stock combinations, reclassifications and similar transactions and adjustments in the event of further stock issuances). So long as GSC and its Affiliates have the GSC Minimum Common Stock Ownership, GSC and its Affiliates shall have the right to participate in any transaction or series or transactions in which any Original 10% Holder transfers Common Stock, such participation to be in amount equal to one-third of the amount of shares proposed to be transferred by such Original 10% Holder (and the number of shares proposed to be sold by the such Original 10% Holder other than GSC and its Affiliates shall be reduced if necessary to accommodate the participation of GSC and its Affiliates).

(c)                                  The following Transfers shall not be subject to the Tag-Along Right: (i) Transfers by an Original 10% Holder (including without limitation GSC) to its Affiliates, provided that such Affiliate shall agree to be bound by this Agreement, and (ii) Transfers pursuant to an effective registration statement under the 1933 Act which are effected pursuant to a public distribution.

5.3.                              Drag-Along Right.

(a)                                  Approved Sale. If GSC shall propose a sale of the Company to a party that is not GSC or an Affiliate of GSC, pursuant to a sale of all or substantially all of the Company’s assets, an amalgamation, a scheme of arrangement, a merger or consolidation, a recapitalization or reorganization (each of the foregoing a “Corporate Transaction”), or a sale of a majority or more of the issued and outstanding shares of Common Stock (a “Sale of Stock”), on terms approved by GSC (each of a Corporate Transaction or a Sale of Stock, an “Approved Sale”), the Approved Sale shall be effected and each Investor shall be provided not less that fifteen (15) days’ written notice of such Approved Sale, which notice shall set forth the name and address of the proposed purchaser and the material terms (including without limitation the proposed structure of the Approved Sale and the consideration and the method of payment thereof) and conditions of the Approved Sale, and each Investor shall, with respect to his or its Common Stock (and any other voting securities of the Company) over which such Investor has voting control or otherwise “beneficial ownership” (as defined under the 1934 Act):

(i)                                     in the case of a Corporate Transaction, vote (at a stockholders’ meeting which has been duly called or, if so requested by GSC, by written consent) all of his, her or its Common Stock and other voting securities of the Company for, consent to, take all necessary and desirable actions to consummate and not dissent from, object to or otherwise impede the consummation of the Approved Sale and waive all dissenter’s rights, appraisal rights and similar rights in connection with such Corporate Transaction; and

(ii)                                  in the case of a Sale of Stock, agree to sell and sell all of its Common Stock and rights to acquire Common Stock on the terms and conditions of the Approved Sale.

(b)                                 Required Actions. Without limiting the obligation of the Investors under Section 5.3(a) hereof, each Investor shall take all necessary or desirable actions reasonably requested by GSC in connection with the consummation of the Approved Sale, and each Investor shall make the same representations and warranties, and enter into the same purchase agreement, indemnities and other documents and agreements as are entered into or made by GSC in its capacity as a holder of shares the Common Stock (subject to clauses (i) through (iv) below). In any Approved Sale, (i) each Investor shall be obligated to make representations and warranties as to such Investor’s title to and ownership of Common Stock, authorization, execution and delivery of relevant documents by such Investor, enforceability of relevant agreements against such Investor and other matters relating to such Investor and the Company and enter into covenants in respect of the transfer of such Investor’s Common Stock or otherwise in connection with such applicable sale (such representations and warranties and covenants, collectively, “Personal Obligations”), and enter into indemnification obligations with respect to breach of any of the foregoing, in each case to the extent that each other Investor is similarly obligated; provided, that no Investor shall be obligated to enter into indemnification obligations with respect to any of the foregoing to the extent relating to any other Investor or another Investor’s Common Stock, (ii) no Investor will be obligated to make any representations and warranties relating to the business or capitalization of, or any other matter relating to, the Company and its subsidiaries, other than Personal Obligations, unless such representations and warranties are made only to the extent of such Investor’s actual knowledge, provided that each Investor may be required to enter into indemnification obligations (which need not be limited to the knowledge of such Investor) in respect of covenants of the Company or representations and warranties made by the Company or the Investors as a group, if any, relating to the business, assets, financial condition, results of operations, prospects or capitalization of, or any other matter relating to, any of the Company and its subsidiaries, to the same extent that GSC in its capacity as an Investor enters into such indemnification obligations on a pro rata basis, (iii) unless required by the proposed purchaser, no Investor will be liable in respect of any indemnity obligations pursuant to any Approved Sale in an aggregate amount in excess of an amount equal to the product of the aggregate indemnification liability of all Investors as a group and such Investor’s percentage ownership of the Common Stock as of immediately prior to the effectiveness of such Approved Sale; however, if the proposed purchaser requires that the Investors be jointly and severally liable in respect of indemnification obligations to the proposed purchaser, the Investors shall enter into an indemnification and contribution agreement among themselves in order to give effect to such limitation on a several and proportionate basis, (iv) Investors shall not be obligated to participate in an Approved Sale unless they are provided an opinion of counsel to the effect that the sale in connection with such Approved Sale is not in violation of the registration or qualification requirements of federal or applicable state securities laws, and (v) no Investor shall be required to agree to, or be subject to, a non-competition covenant or similar restriction, except that Investors may be subject to confidentiality restrictions with respect to information of the Company and its direct and indirect subsidiaries and to no-shop or similar provisions with respect to their investment in the Company.

(c)                                  Conditions to Investor’s Obligations. The obligations of the Investors pursuant to this Section 5.3 with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Investor will receive the same consideration, if any, on an equal per share of Common Stock basis as every other Investor; and (ii) if Investors are given an option as to the form and amount of consideration to be received, each Investor will be given the same option per share of Common Stock.

(d)                                 Expenses of Approved Sale. Investors shall not be obligated to pay any expenses incurred in connection with an approved sale, except that to the extent any expenses are incurred by the Company or by GSC for the benefit of all Investors and are not otherwise paid by the Company or the acquiring party, the aggregate proceeds available for distribution upon consummation of the Approved Sale shall be reduced by the amount of such expenses and the consideration received by each Investor shall be reduced proportionately on an equal per share basis. The Company shall promptly reimburse GSC, upon demand, for any reasonable out-of-pocket expenses (including without limitation professional and investment banking fees) incurred by GSC for the benefit of all Investors relating to the Approved Sale, whether or not the closing of an Approved Sale shall have occurred. For purposes of this Section 5.3(d), expenses incurred in exercising reasonable efforts to take all necessary actions in connection with the consummation of an Approved Sale in accordance with Section 5.3 shall be deemed to be for the benefit of all Investors. Expenses incurred by any Investor other than as set forth in this Section 5.3(d) will be on its own behalf, will not be considered expenses of the transaction hereunder and will be the responsibility of such Investor.

(e)                                  Termination. This Section 5.3 will terminate and cease to be of any force and effect upon the first to occur of (i) the consummation of an Approved Sale in compliance with the terms of this Agreement, or (ii) GSC and its Affiliates ceasing to be the record holders of at least 35% of the Common Stock issued under the Plan (subject to adjustment from time to time for stock splits, stock dividends, stock combinations, reclassifications and similar transactions and adjustments in the event of further stock issuances).

5.5.                              Management Fee. So long as GSC shall own any shares of the Common Stock, the Company shall pay in cash to GSC an aggregate annual management fee of $500,000. Such payment shall accrue, with interest at the annual rate of interest paid from time to time by the Company or its subsidiaries, as applicable, under the Senior Credit Facility (or if there be no Senior Credit Facility, the highest rate that would have been payable from time to time under the most recent Senior Credit Facility), to the extent that the current cash payment of the annual management fee, or the distribution to the Company by subsidiaries of the Company of funds necessary to enable the Company pay the annual management fee, is not allowed under the Senior Credit Facility.

Article VI
Registration Rights

6.1.                              Piggyback Registration.

(a)                                  If, at any time, the Company proposes to register any of its Common Stock under the 1933 Act in connection with the offering of such Common Stock (except pursuant to a registration statement filed on Form S-4 or on Form S-8 or such other forms as shall be prescribed under the 1933 Act for the same purposes or for any exchange offer) (a “Piggyback Registration”), the Company shall provide written notice to each Investor of its intention so to do at least forty-five (45) days prior to the anticipated filing date. Upon the written request of any Investor given within twenty (20) days after the providing of any such notice by the Company, the Company shall use reasonable best efforts to cause to be registered under the 1933 Act all of the Registrable Securities held by such Investor that have been so requested to be registered, subject to the provisions of Section 6.1(c).

(b)                                 If the Company in its sole discretion decides a Piggyback Registration shall be underwritten, the Company shall have sole discretion in the selection of any underwriter or underwriters to manage such Piggyback Registration.

(c)                                  If the managing underwriter or underwriters of a Piggyback Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number which can be sold, or adversely affects the price at which the securities are to be sold in such offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering and which will not adversely affect the price thereof. In the event that the contemplated distribution does not involve an underwritten offering, the determination that the inclusion of such Registrable Securities shall adversely affect the price or the number of securities which may be sold by the Company in such offering may be made by the Company in its reasonable judgment. The Registrable Securities so included in such Piggyback Registration shall be apportioned (i) first, to any shares of Common Stock that the Company proposes to sell and (ii) second, pro rata among any shares of Registrable Securities that any Investors propose to sell, according to the total amount of Registrable Securities requested for inclusion by said Investors, or in such other proportions as shall mutually be agreed to among such Investors.

6.2.                              Demand Registration.

(a)                                  Subsequent to the earlier of the first anniversary of the date of this Agreement or the 180th day following a Qualified IPO, GSC may at any time and from time to time make a written request to the Company for registration (a “Demand Registration”), under and in accordance with the 1933 Act, of all or part of its Registrable Securities, upon receipt of which the Company shall promptly cause (and in any event within sixty (60) days after receipt of such request) to be prepared and filed a registration statement under the 1933 Act covering the Registrable Securities requested to be registered pursuant to this Section. Within twenty (20) days after receipt of such request, the Company will provide written notice of such registration request to all Investors who are holders of Registrable Securities and the Company will include in such registration all Registrable Securities of such Investors with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the providing of such written notice. All requests made pursuant to this subsection will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof; provided, however, that the Company may, if the Board of Directors so determines in the exercise of its reasonable judgment, that due to a pending or contemplated material acquisition, disposition, financing or other transaction it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed 90 days; provided that the Company may not exercise this right more than once in any twelve-month period.

(b)                                 GSC shall be entitled to three Demand Registrations with respect to the Common Stock held by them, and the expenses of such registrations shall be borne by the Company. A Demand Registration shall not be counted as a Demand Registration hereunder until the registration statement to such Demand Registration has been declared effective and maintained for a period of at least six months, or such shorter period if all Registrable Securities included therein have been sold. The Company shall not be obligated to effect more than one Demand Registration in any 12-month period.

(c)                                  If requested by GSC, any Demand Registration shall be underwritten and GSC shall select the underwriter or underwriters to manage such Demand Registration.

(d)                                 The Company shall be entitled to include in any registration statement referred to in this Section 6.2, for sale in accordance with the method of disposition specified by GSC, shares of Common Stock to be sold by the Company for its own account. If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold, or adversely affects the price at which the securities are to be sold, in such offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering and which will not adversely affect the price thereof. In the event that the contemplated distribution does not involve an underwritten offering, the determination that the inclusion of such Registrable Securities shall adversely affect the price or the number of securities which may be sold by the Company in such offering may be made by GSC in its reasonable judgment. The Registrable Securities so included in such Demand Registration shall be apportioned (i)  first, to any shares of Registrable Securities that GSC and its Affiliates propose to sell, (ii) second, pro rata among any shares of Registrable Securities that any other Investors propose to sell, according to the total amount of Registrable Securities requested for inclusion by said other Investors, or in such other proportions as shall mutually be agreed to among such other Investors, and (iii) third, to any shares of Common Stock that the Company proposes to sell. Except for registration statements on Form S-4 or on Form S-8 or such other forms as shall be prescribed under the 1933 Act for the same purposes or for any exchange offer, the Company will not file with the SEC any other registration statement under the 1933 Act with respect to its securities, whether for its own account or that of other Investors, from the date of receipt of a notice from GSC pursuant to Section 6.2(a) until the completion of the period of distribution of the registration statement contemplated thereby (unless the request for Demand Registration under Section 6.2(a) has been withdrawn by GSC, in which case the Company may file such other registration statements after any such withdrawal).

(e)                                  The provisions of this Section 6.2 shall apply so long as GSC and its Affiliates are the record holders of at least 20% of the Common Stock issued under the Plan (subject to adjustment from time to time for stock splits, stock dividends, stock combinations, reclassifications and similar transactions and adjustments in the event of further stock issuances).

6.3.                              Registration Procedures. It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article VI that the Investors requesting inclusion in any Piggyback Registration or Demand Registration (each, a “Registration,” and collectively, the “Registrations”) shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this Article VI as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. With respect to any Registration which includes Registrable Securities held by an Investor, the Company shall, subject to the provisions of this Article VI, as expeditiously as practicable:

(a)                                  prepare and file with the SEC a registration statement on the appropriate form prescribed by the SEC and use its reasonable best efforts to cause such registration statement to become effective;

(b)                                 immediately notify each Investor participating in the Registration and, if applicable, any underwriter or underwriters of the Registrable Securities covered by the Registration of any stop order threatened or issued by the SEC and take all actions reasonably required to prevent the entry of a stop order or if entered to have it rescinded or otherwise removed;

(c)                                  prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement, and any documents required to be incorporated by reference therein, as may be necessary to keep the registration statement effective until the distribution of Registrable Securities shall have been completed or until the expiration of 180 days (or such longer period as the Company may agree on) after the effective date, whichever is earlier; cause the prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act (or any successor rule); and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(d)                                 furnish to the Investors participating in the Registration and, if applicable, to the underwriter or underwriters of the Registrable Securities covered by the Registration such number of copies of the registration statement and any post-effective amendment thereto, the prospectus (including each preliminary prospectus and any amendments or supplements thereto), any exhibits or documents incorporated by reference in the foregoing items and such other documents as such Investors or underwriter or underwriters, if any, may reasonably request in order to facilitate the disposition of the securities being sold by the Investors;

(e)                                  on or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Investor, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Investor or managing underwriter or underwriters, if any, may reasonably request (considering the nature or size of the offering and the expense and time involved in such qualification or registration), and to do any and all other reasonable acts or things which may be necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(f)                                    notify each Investor participating in the Registration and, if applicable, the underwriter or underwriters of the Registrable Securities covered by the Registration, at any time when a prospectus is required to be delivered under the 1933 Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made;

(g)                                 use its reasonable best efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, the National Association of Securities Dealers, Inc. (the “NASD”), as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(h)                                 use its reasonable best efforts to cause the Registrable Securities covered by the registration statement to be listed or quoted (as the case may be) on any national securities exchange or automated quotation system on which any Common Stock is listed or quoted, and to provide a transfer agent and registrar for such securities covered by such registration statement no later than the effective date of such registration statement;

(i)                                     enter into such customary agreements (including an underwriting agreement in customary form) reasonably satisfactory to the Company and take all other actions in connection with those agreements as the Investors participating in the Registration and, if applicable, the underwriter or underwriters of the Registrable Securities covered by the Registration, if any, reasonably request to expedite or facilitate the disposition of the Registrable Securities;

(j)                                     give the Investors who hold Registrable Securities registered under such registration statement, the underwriter or underwriters, if any, and their respective counsel and accountants, the timely opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC and each amendment or supplement to the foregoing items, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary or advisable, in the opinion of each of such Investors and such underwriters’ respective counsel, to conduct appropriate due diligence as contemplated by the 1933 Act;

(k)                                  use its reasonable best efforts to provide to the Investors and underwriter or underwriters, if any, with legal opinions and “cold comfort” letters in customary form and substance as the Investors participating in the Registration and, if applicable, the underwriter or underwriters of the Registrable Securities covered by the Registration reasonably request; and

(l)                                     use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the 1933 Act and covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement.

The Investors, upon receipt of any notice from the Company that the prospectus prepared pursuant to Section 6(c) above contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, will forthwith discontinue disposition of the Registrable Securities until the Investors receive copies of a supplemented or amended prospectus or until they are advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and have received copies of any supplemented or amended prospectus, and, if so directed by the Company, each Investor shall, or shall request the managing underwriter or underwriters, if any, to, deliver to the Company all copies, other than permanent file copies then in such Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in Section 6(c) shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by the immediately preceding sentence or the Advice.

6.4.                              Registration Expenses. Except where this Agreement specifies otherwise, in the case of any Registration, the Company shall bear all expenses in connection with its obligations in connection therewith, including, without limitation, the expenses of preparing any registration statement, commission and state “blue sky” filing, registration and qualification fees and expenses (including, without limitation, fees and expenses of counsel in connection with blue sky surveys), fees and expenses associated with filings required to be made with the NASD, fees and expenses of counsel for the Company (one firm of counsel selected by GSC or, if GSC is not a selling stockholder, the holders of a majority of the Registrable Securities included in the registration statement) for all selling stockholders and independent public accountants (including, without limitation, the cost of providing any legal opinions or “cold comfort” letters)), and all printing costs and expenses; provided, however, that the Company shall not be responsible for the underwriting discounts and commissions or placement fees of underwriters directly attributable to the Registrable Securities included in such Registration.

6.5.                              Participation in Registration. No Investor may participate in any Registration hereunder unless such Investor (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company or GSC, as the case may be, and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Nothing in this Section 6.5 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth in this Article VI.

6.6.                              Delay of Registration. No Investor shall have any right to take any action to restrain, enjoin, or otherwise delay any Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

6.7.                              Specific Performance. The parties agree that the recovery of damages would not be an adequate remedy for the breach of the covenants of the Company contained in this Article VI and, accordingly, agree that the Investors shall be entitled to specific performance of the obligations contained herein.

6.8.                              Indemnification by the Company. In connection with any registration statement filed to effect a Registration pursuant to this Agreement, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Investor which is a holder of Registrable Securities participating in such a Registration hereunder, its officers, directors, partners and Affiliates, each underwriter of such Registrable Securities and each Person who Controls such Investor or underwriter against all losses, claims, damages, liabilities and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, or any claim whatsoever) (“Losses”) which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or by any untrue or alleged untrue statement of a material fact included in any prospectus forming a part of such registration statement or preliminary prospectus or final prospectus, or any amendment or supplement thereof or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Investor or underwriter or its representative with respect to such Person expressly for use therein.

6.9.                              Indemnification by Holders of Registrable Securities. In connection with any registration statement filed pursuant to this Agreement to effect a Registration, each Investor which is a holder of Registrable Securities participating in such Registration agrees, severally and not jointly, to (and, as a condition precedent to the filing of such registration statement, the Company may require an undertaking reasonably satisfactory to it from each such participating Investor and from any prospective underwriter therefor agreeing to) indemnify, to the fullest extent permitted by law, the Company, each officer of the Company who signs the registration statement, each director of the Company, and each Person who Controls the Company against any Losses which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or by any untrue or alleged untrue statement of a material fact included in any prospectus forming a part of such registration statement or preliminary prospectus or final prospectus, or any amendment or supplement thereof or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Investor so furnished in writing to the Company by such Investor or its representative expressly for use therein; provided, however, that no such Investor shall be responsible for Losses in excess of the net proceeds to be received by such Investor from the sale of Registrable Securities covered by the applicable registration statement. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such Persons so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

6.10.                        Conduct of Indemnification Proceedings. Each Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (x) the indemnifying party has agreed in writing to pay such fees and expenses, (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (z) in the reasonable judgment of such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); provided, further, that an indemnifying party who is not entitled to, or elects not to, assume the defense of a claim on behalf of all indemnified parties shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties. If the indemnifying party assumes the defense, or is not, pursuant to clause (z) above, entitled to assume the defense, it shall not be subject to any liability for any settlement or compromise made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying party will be permitted to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. In addition, without the consent of the indemnified party (which consent will not be unreasonably withheld), no indemnifying party will be permitted to consent to entry of any judgment or enter into any settlement which provides for any action on the part of the indemnified party other than the payment of money damages which are to be paid in full by the indemnifying party. Likewise, no indemnified party may enter into any settlement without the consent of the indemnifying party (which consent may not be unreasonably withheld). If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest.

6.11.                        Contribution. If the indemnification provided for in this Article VI from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and such indemnified party, on the other hand, or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefit shall be determined by reference to, among other things, the amount of net proceeds received by each party from the offering to which such contribution relates. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, without limitation, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything to the contrary in the foregoing, no Investor shall be responsible for Losses in excess of the net proceeds to be received by such Investor from the sale of Registrable Securities covered by such registration statement.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.11 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors to contribute in this Section 6.11 are several in proportion to the net proceeds received from the sale of Registrable Securities by each such Investor and not joint.

6.12.                        Current Public Information. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts, after the Company has become subject to the requirements of the 1934 Act due to registration of its securities under Section 12 of the 1934 Act, to: (a) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (b) furnish to any holder of Registrable Securities, during the term of this Agreement and after the Company has been subject to the requirements of the 1934 Act for at least ninety (90) days, forthwith upon request, (i) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the 1933 Act and the 1934 Act to which it is subject and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

Article VII

Termination

7.1.                              Termination. Except as otherwise provided herein with respect to certain specific provisions, this Agreement shall terminate upon the earliest to occur of: (a) the consummation of (i) a sale of all or substantially all of the Company’s assets, (ii) an amalgamation, a scheme of arrangement, a merger or consolidation, a recapitalization or reorganization having the effect of a sale of all or substantially all of the Company’s assets, or (iii) a transaction in which Investors have sold 100% of the Common Stock, (b) the mutual agreement of the parties hereto; and (c) with respect to any party hereto other than the Company, such party ceasing to own any Common Stock.

Article VIII

Miscellaneous

8.1.                              Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof, or the signature page of any joinder agreement executed and delivered pursuant to Section 8.2 of this Agreement or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the party sending the communication. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and receipt is confirmed, (b) if given by mail, three (3) business days after such communication is deposited in the mail registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, (c) if given by an overnight delivery service, one (1) business day after such communication is deposited with a reputable, overnight delivery service, postage or delivery charges prepaid, addressed as aforesaid, or (d) if given by any other means, when delivered at the address specified in this Section.

8.2.                              Additional Parties. Only Persons (other than the initial signatories hereto) that execute a joinder agreement in the form of Exhibit A shall be deemed to be Investors. Except to the extent limited in any joinder agreement, each Person that so becomes an Investor after the date hereof shall be entitled to all rights and privileges of an Investor as if such Investor had been an original signatory to this Agreement.

8.3.                              Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, by the Investors holding, in the aggregate, at least 90% of the outstanding shares of Common Stock held by the Investors and by GSC (so long as GSC and its Affiliates have the GSC Minimum Common Stock Ownership). Any amendment or waiver effected in accordance with this Section 8.3 shall be binding upon each Investor, each future Investor and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Investors who have not previously consented thereto in writing.

8.4.                              Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no assignment of rights under this Agreement will be valid unless made in connection with a contemporaneous Transfer of Common Stock; and provided, further, that upon any such assignment, the assignee shall comply with Section 8.2 hereof. The Company may not assign or otherwise transfer any of its rights under this Agreement.

8.5.                              Captions. The captions of this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the construction hereof.

8.6.                              Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.7.                              Governing Law; Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND

ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.8.                              Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

8.9.                              Additional Covenants. The parties hereto undertake, generally, to execute all such agreements and other instruments and to do all such other acts as are necessary or appropriate to give full effect to the terms, conditions and provisions of this Agreement and to make them binding upon the parties hereto.

8.10.                        Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive agreement and understanding of the parties hereto in respect of the subject matter contained herein.

[Signature Pages Follow]

In witness whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Atlantic Express Transportation Group Inc.

		By:	/s/ DOMENIC GATTO
		Print name:	Domenic Gatto
		Print title:	President, CEO

		Address:	7 North Street Staten Island, New York 10302 Attention: President

Investors

GSCP II Holdings (AE), LLC

By:	/s/ SANJAY H. PATEL
Print name:	Sanjay H. Patel
Print title:

Address:	12 East 49th Street, Suite 3200 New York, New York 10017 Attention: Sanjay H. Patel Facsimile: 212.884-6184 E-mail: spatel@gscpartners.com

GSC Recovery II, L.P.		GSC Partners CDO Fund, Limited
By:	GSC Recovery II GP, L.P., its General Partner	By:	GSC Partners CDO Investors, L.P., its General Partner
By:	GSC RII, LLC, its General Partner	By:	GSC Partners CDO GP, L.P., its General Partner
By:	GSCP (NJ) Holdings, L.P., its sole Member	By:	GSC CDO, LLC, its General Partner
By:	GSCP (NJ), Inc., its General Partner

By:	/s/ SANJAY H. PATEL	By:	/s/ SANJAY H. PATEL
Print name:	Sanjay H. Patel	Print name:	Sanjay H. Patel
Print title:		Print title:

Address:	12 East 49th Street, Suite 3200 New York, New York 10017 Attention: Sanjay H. Patel Facsimile: 212.884-6184 E-mail: spatel@gscpartners.com	Address:	12 East 49th Street, Suite 3200 New York, New York 10017 Attention: Sanjay H. Patel Facsimile: 212.884-6184 E-mail: spatel@gscpartners.com

Stockholders Agreement

ML CBO VIII (Cayman) Ltd.
ML CBO XXIV (Cayman) Ltd.

By:	/s/ ZACHARAY A. HAMEL
Zachary A. Hamel
Manager

Address:	10801 Martin Blvd., Suite 220
Overland Park, Kansas 66212
	Attention:	Kevin Birzer
	Facsimile:	913-345-2763
E-mail:
hkbirzer@fountaincapital.com
gmurphy@fountaincapital.com

Exhibit A to Stockholders Agreement

Form of Joinder Agreement

This Joinder Agreement is made and entered into by the undersigned with reference to the following facts:

A.                                   I am acquiring simultaneously with the execution of this Joinder Agreement [     ] shares of the Common Stock (the “Shares”) of Atlantic Express Transportation Group Inc. (the “Company”); and

B.                                     As a condition to the acquisition of the Shares, I have agreed to join in a Atockholders Agreement dated as of             , 2003, as amended from time to time (the “Stockholders Agreement”), a copy of which has been furnished to me, among the Company and the Investors party thereto.

I therefore agree as follows:

1.                                       I hereby join in the Stockholders Agreement and agree to be bound by all of the terms and provisions thereof as though I were an original party thereto and were included in the definition of Investor, as used therein.

2.                                       I hereby consent that the certificate or certificates to be issued to me representing the Shares shall bear the restrictive legend set forth in Section 3.4 of the Stockholders Agreement.

3.                                       I hereby make the representations and warranties set forth in Article II of the Stockholders Agreement as if such representations and warranties were set forth in this Joinder Agreement in full.

[Signature Page Follows]

In witness whereof, the undersigned has executed this agreement this      day of         ,       .

[Name]

By:
Print name:
Print title:

Address:	[Address]
Attention:
Facsimile:
E-mail:

Joinder Agreement

2